                                                                    Exhibit 99.1

                                                 [TC PIPELINES, LP LOGO OMITTED]


Media Inquiries:                    Kurt Kadatz/Hejdi Feick      (403) 920-7859
Unitholder and Analyst Inquiries:   David Moneta/Debbie Stein    (877) 290-2772


News Release

              TC PipeLines, LP Announces 2004 First Quarter Results

CALGARY, Alberta - April 26, 2004 - (Nasdaq: TCLP) - TC PipeLines, LP (the Partnership) today reported first quarter 2004 net income of $13.7 million or $0.75 per unit (all amounts in U.S. dollars) compared to $11.9 million or $0.66 per unit in first quarter 2003. The increase in net income is due to higher equity income from both Northern Border Pipeline Company ("Northern Border Pipeline") and Tuscarora Gas Transmission Company ("Tuscarora").

Cash generated in first quarter 2004, including $2.0 million of cash distributed from Northern Border Pipeline classified as a return of capital, increased to $15.4 million compared to $13.5 million in 2003. The increase reflects higher cash distributions from Northern Border Pipeline due primarily to the change in its cash distribution policy effective January 1, 2004.

"The Partnership's first quarter 2004 results reflect increased income and cash flow relative to the same period last year," said Ron Turner, President and Chief Executive Officer of the general partner, TC PipeLines GP, Inc. "This is the result of successful marketing of transportation services on Northern Border Pipeline and the recent expansion of the Tuscarora system." On April 20, 2004, the Partnership announced its first quarter cash distribution in the amount of $0.55 per unit.

FINANCIAL HIGHLIGHTS
(unaudited)
(millions of dollars, except per unit amounts)              THREE MONTHS ENDED MARCH 31
---------------------------------------------------------------------------  --------------------
                                                                   2004                  2003
                                                       --------------------  --------------------
  Net Income                                                       13.7                  11.9
         Per unit (1)                                             $0.75                 $0.66
  Cash Generated from Operations                                   13.4                  13.5
  Return of Capital from Northern Border Pipeline                   2.0                     -
  Cash Distributions Paid                                          10.1                   9.6
  Cash Distributions Declared per unit (2)                        $0.55                $0.525
  Units Outstanding (millions)                                     17.5                  17.5

(1) Net Income per unit is computed by dividing net income, after deduction of the general partner's allocation, by the number of common and subordinated units outstanding. The general partner's allocation is computed based upon the general partner's 2% interest plus an amount equal to incentive distributions.

(2) The Partnership's 2004 first quarter cash distribution will be paid on May 14, 2004 to unitholders of record as of April 30, 2004.

NET INCOME

The Partnership reported first quarter 2004 net income of $13.7 million or $0.75 per unit, an increase of $1.8 million compared to $11.9 million or $0.66 per unit in first quarter 2003.

Equity income from Northern Border Pipeline was $12.5 million in first quarter 2004 compared to $11.0 million in the same quarter of 2003. The increase is attributable to higher revenues and lower interest costs. The increase in revenues reflects Northern Border Pipeline's ability to generate and retain more revenues from the sale of short-term capacity and additional transportation services. The reduction in interest costs is the result of both a decrease in the average long-term debt balance and a decrease in average interest rates. Equity income from Tuscarora amounted to $1.8 million in first quarter 2004 compared to $1.3 million for first quarter 2003. The increase was primarily due to revenues from long-term firm transportation contracts, which commenced in November 2003, related to Tuscarora's recent expansion.

The Partnership's first quarter 2004 general and administrative expenses and financial charges of $0.5 million and $0.1 million, respectively, approximate those of the same period last year.

CASH FLOW

The Partnership reported first quarter 2004 cash generated from operations of $13.4 million compared to $13.5 million for first quarter 2003. When including the portion of the cash distribution from Northern Border Pipeline reported as a return of capital, cash generated increased to $15.4 million in 2004. The increase is due primarily to Northern Border Pipeline's change in cash distribution policy.

In first quarter 2004, the Partnership received a cash distribution from Northern Border Pipeline amounting to $14.5 million compared to $12.5 million in first quarter 2003. The increase in distribution from Northern Border Pipeline is primarily due to a change in Northern Border Pipeline's cash distribution policy effective January 1, 2004. Under this new policy, cash distributions are based upon 100% of distributable cash flow as determined from Northern Border Pipeline's financial statements based on earnings before interest, taxes, depreciation and amortization less interest and maintenance capital expenditures.

Current accounting practice requires the classification of cumulative cash distributions in excess of cumulative equity earnings to be reported as a return of capital. As of the fourth quarter 2003, cumulative cash distributions from Northern Border Pipeline to the Partnership exceeded cumulative equity earnings. In first quarter 2004, distributions from Northern Border Pipeline exceeded equity earnings to the Partnership by $2.0 million.

Cash distributions from Tuscarora for the first quarter 2004 were $1.5 million, unchanged from first quarter 2003.

In the first quarter 2004, the Partnership contributed $19.5 million to Northern Border Pipeline representing its 30% share of a $65.0 million cash call issued by Northern Border Pipeline to its partners on January 27, 2004. The funds were used by Northern Border Pipeline to repay a portion of its existing indebtedness. The Partnership's contribution was funded with cash from operations and its credit facilities.

During first quarter 2004, the Partnership paid an aggregate $10.1 million of cash distributions to unitholders and its general partner, compared to $9.6 million in first quarter 2003. This cash distribution, on a per unit basis, represents $0.55 per unit in first quarter 2004, as compared to $0.525 per unit in first quarter 2003, as well as the general partner interest including incentive distributions.

CONFERENCE CALL

The Partnership will hold a conference call Tuesday, April 27, 2004 at 12 p.m. (Eastern). Ron Turner, President and Chief Executive Officer of the general partner, will discuss the first quarter 2004 financial results and general developments and issues concerning the Partnership. Those interested in listening to the call may dial (800) 387-6216. A replay of the conference call will also be available after the call until midnight, May 4, 2004 by dialing
(800) 408-3053, then entering pass code 3037898.

A live Web cast of the conference call will also be available through the Partnership's Internet site at www.tcpipelineslp.com. An audio replay of the call will be maintained on the Internet site.

TC PipeLines, LP is a publicly traded limited partnership. It owns a 30 per cent interest in Northern Border Pipeline Company, a Texas general partnership, and a 49 per cent interest in Tuscarora Gas Transmission Company, a Nevada general partnership. Northern Border Pipeline, which is owned 70 per cent by Northern Border Partners, L.P., a publicly traded master limited partnership controlled by affiliates of Enron Corp., owns a 1,249-mile United States interstate pipeline system that transports natural gas from the Montana-Saskatchewan border to markets in the midwestern United States. Tuscarora owns a 240-mile United States interstate pipeline system that transports natural gas from Oregon, where it interconnects with facilities of Gas Transmission Northwest Corporation, to northern Nevada. TC PipeLines, LP is managed by its general partner, TC PipeLines GP, Inc., an indirect wholly owned subsidiary of TransCanada Corporation. Subsidiaries of TransCanada Corporation also hold common and subordinated units of the Partnership. Common units of TC PipeLines, LP are quoted on the Nasdaq Stock Market and trade under the symbol "TCLP". For more information about TC PipeLines, LP, visit the Partnership's Internet site at www.tcpipelineslp.com.

                                     - 30 -



CAUTIONARY STATEMENT REGARDING FORWARD LOOKING INFORMATION

This news release includes forward-looking statements regarding future events and the future financial performance of TC PipeLines, LP. Words such as "believes", "expects", "intends", "forecasts", "projects", and similar expressions, identify forward-looking statements. All forward-looking statements are based on the Partnership's current beliefs as well as assumptions made by and information currently available to the Partnership. These statements reflect the Partnership's current views with respect to future events. Important factors that could cause actual results to materially differ from the Partnership's current expectations include regulatory decisions, particularly those of the Federal Energy Regulatory Commission, the Securities and Exchange Commission, majority control of the Northern Border Pipeline management committee by affiliates of Enron Corp., which has filed for bankruptcy protection, the failure of a shipper on either one of the Partnership's pipelines to perform its contractual obligations, cost of acquisitions, future demand for natural gas, overcapacity in the industry, and other risks inherent in the transportation of natural gas as discussed in the Partnership's filings with the Securities and Exchange Commission, including the Partnership's Annual Report on Form 10-K for the year ended December 31, 2003.

                                TC PipeLines, LP

                              Financial Highlights

STATEMENT OF INCOME

THREE MONTHS ENDED MARCH 31 (unaudited)
(millions of U.S. dollars, except per unit amounts)                              2004                2003
--------------------------------------------------------------------------------------- -------------------
Equity Income from Investment in
  Northern Border Pipeline Company (1)                                           12.5               11.0
Equity Income from Investment in
  Tuscarora Gas Transmission Company (2)                                          1.8                1.3
General and Administrative Expenses                                              (0.5)              (0.4)
Financial Charges                                                                (0.1)                 -
                                                                 ---------------------- -------------------
NET INCOME                                                                       13.7               11.9
                                                                 ---------------------- -------------------
                                                                 ---------------------- -------------------
NET INCOME PER UNIT (3)                                                         $0.75              $0.66
                                                                 ---------------------- -------------------
                                                                 ---------------------- -------------------
UNITS OUTSTANDING (MILLIONS)                                                     17.5               17.5
                                                                 ---------------------- -------------------
                                                                 ---------------------- -------------------

BALANCE SHEET

                                                                       MARCH 31, 2004     December 31, 2003
(millions of U.S. dollars)                                                (unaudited)             (audited)
--------------------------------------------------------------------------------------  --------------------
ASSETS
Cash                                                                             2.3                   7.5
Investment in Northern Border Pipeline Company (1)                             258.2                 240.7
Investment in Tuscarora Gas Transmission Company (2)                            40.2                  39.9
                                                                 ---------------------  --------------------
                                                                               300.7                 288.1
                                                                 ---------------------  --------------------
                                                                 ---------------------  --------------------

LIABILITIES AND PARTNERS' EQUITY
Current Liabilities                                                              0.7                   0.6
Current Portion of Long-Term Debt                                                  -                   5.5
Long-Term Debt                                                                  14.5                     -
Partners' Equity                                                               285.5                 282.0
                                                                 ---------------------  --------------------
                                                                               300.7                 288.1
                                                                 ---------------------  --------------------
                                                                 ---------------------  --------------------

CASH FLOW INFORMATION

THREE MONTHS ENDED MARCH 31 (unaudited)
(millions of U.S. dollars)                                                      2004                 2003
--------------------------------------------------------------------------------------   ------------------
Cash Generated from Operations
 Distributions Received from Equity Investments
     Northern Border Pipeline Company                                           12.5                  12.5
     Tuscarora Gas Transmission Company                                          1.5                   1.5
 Changes in Working Capital and Other                                           (0.6)                 (0.5)
                                                                ----------------------   ------------------
                                                                                13.4                  13.5
Return of capital from Northern Border Pipeline                                  2.0                     -
     Company
Investment in Northern Border Pipeline Company                                 (19.5)                    -
Investment in Tuscarora Gas Transmission Company                                   -                  (3.3)
Distributions Paid                                                             (10.1)                 (9.6)
Long-term debt issued/(repaid)                                                   9.0                  (3.0)
                                                                ----------------------   ------------------
Decrease In Cash                                                                (5.2)                 (2.4)
                                                                ----------------------   ------------------
                                                                ----------------------   ------------------

(1) NORTHERN BORDER PIPELINE COMPANY

    TC PipeLines holds a 30% general partner interest in Northern Border Pipeline Company. Summarized operating and financial information of Northern Border Pipeline for the three months ended March 31, 2004 and 2003 and as at March 31, 2004 and December 31, 2003 is as follows:

     THREE MONTHS ENDED MARCH 31 (unaudited)                                   2004                  2003
     --------------------------------------------------------------------------------  --------------------
     OPERATING RESULTS
     -----------------
     Gas Delivered (million cubic feet)                                     218,324               210,023
     Average Throughput (million cubic feet per day)                          2,471                 2,406

     FINANCIAL RESULTS (millions of U.S. dollars)
     -----------------
     Operating Revenue                                                         83.3                  79.9
     Operating Expenses
         Operations and Maintenance                                             9.1                   8.9
         Depreciation and Amortization                                         14.5                  14.5
         Taxes other than Income                                                7.9                   7.9
                                                                ---------------------  --------------------
     Total Operating Expenses                                                  31.5                  31.3
                                                                ---------------------  --------------------
     Operating Income                                                          51.8                  48.6
     Interest Expense, Net                                                    (10.2)                (11.8)
     Other Income                                                               0.1                  (0.1)
                                                                ---------------------  --------------------
     Net Income                                                                41.7                  36.7
                                                                ---------------------  --------------------
                                                                ---------------------  --------------------

     CAPITAL EXPENDITURES (millions of U.S. dollars)
     --------------------
     Maintenance                                                                0.1                   1.9
     Growth                                                                     0.2                     -


     SUMMARY BALANCE SHEET DATA (millions of U.S. dollars)           MARCH 31, 2004     December 31, 2003
     --------------------------                                         (unaudited)             (audited)
                                                                ---------------------  --------------------
     Total Assets                                                           1,697.9               1,691.3
                                                                ---------------------  --------------------
                                                                ---------------------  --------------------
     Other Current Liabilities and
          Reserves and Deferred Credits                                        69.7                  67.4
     Long-Term Debt (including current maturities)                            767.6                 821.5
     Partners' Capital                                                        855.8                 797.2
     Accumulated Other Comprehensive Income                                     4.8                   5.2
                                                                ---------------------  --------------------
     Total Liabilities and Partners' Equity                                 1,697.9               1,691.3
                                                                ---------------------  --------------------
                                                                ---------------------  --------------------

(2) TUSCARORA GAS TRANSMISSION COMPANY

    TC PipeLines holds a 49% general partner interest in Tuscarora Gas Transmission Company. Summarized operating and financial information of Tuscarora for the three months ended March 31, 2004 and 2003 and as at March 31, 2004 and December 31, 2003 is as follows:

     THREE MONTHS ENDED MARCH 31 (unaudited)                                    2004                 2003
     ---------------------------------------------------------------------------------   ------------------
     OPERATING RESULTS
     -----------------
     Gas Delivered (million cubic feet)                                        7,925                5,753
     Average Throughput (million cubic feet per day)                              87                   64

     FINANCIAL RESULTS (millions of U.S. dollars)
     -----------------
     Operating Revenue                                                           8.3                  7.4
     Operating Expenses
         Operations, Maintenance & Administrative                                0.9                  0.9
         Depreciation and Amortization                                           1.6                  1.6
         Taxes other than Income                                                 0.3                  0.3
                                                                ----------------------   ------------------
     Total Operating Expenses                                                    2.8                  2.8
                                                                ----------------------   ------------------
     Operating Income                                                            5.5                  4.6
     Interest Expense, Net                                                      (1.5)                (1.6)
     Other Income                                                                  -                    -
                                                                ----------------------   ------------------
     Net Income                                                                  4.0                  3.0
                                                                ----------------------   ------------------

     CAPITAL EXPENDITURES (millions of U.S. dollars)
     --------------------
     Maintenance                                                                 0.1                    -
     Growth                                                                      0.1                  0.2


     SUMMARY BALANCE SHEET DATA (millions of U.S. dollars)            MARCH 31, 2004    December 31, 2003
     --------------------------                                          (unaudited)            (audited)
                                                                ---------------------  --------------------
     Total Assets                                                              152.1                149.6
                                                                ---------------------- --------------------
                                                                ---------------------- --------------------
     Other Current Liabilities and
          Reserves and Deferred Credits                                          3.7                  2.1
     Long-Term Debt (including current maturities)                              85.4                 85.4
     Partners' Capital                                                          62.9                 62.0
     Accumulated Other Comprehensive Income                                      0.1                  0.1
                                                                ---------------------- --------------------
     Total Liabilities and Partners' Equity                                    152.1                149.6
                                                                ---------------------- --------------------
                                                                ---------------------- --------------------

(3) Net income per unit is computed by dividing net income, after deduction of the general partners' allocation, by the number of common and subordinated units outstanding. The general partner's allocation is computed based upon the general partner's 2% interest plus an amount equal to incentive distributions.